Exhibit 1A-11(ii)

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in the Offering Statement on Form 1-A dated October 1, 2021 of our reports dated:

1)	March 23, 2021, with respect to the financial statements of Tuscan Gardens Senior Living Communities, Inc., as of December 31, 2020 and 2019, and for the years then ended, and the related notes to the financial statements,

2)	May 26, 2021, with respect to the financial statements of Tuscan Gardens of Venetia Bay Properties, LLC, and Tuscan Gardens of Venetia Bay Management Company, LLC, as of December 31, 2020 and 2019, and for the years then ended, and the related notes to the financial statements, and

3)	April 30, 2021, with respect to the financial statements of Tuscan Gardens of Palm Coast Properties, LLC, and Tuscan Gardens of Palm Coast Management Company, LLC,Delray Beach Properties, LLC, and Tuscan Gardens of Delray Beach Management Company, LLC, as of December 31, 2020 and 2019, and for the years then ended, and the related notes to the financial statements.

We also consent to the reference to our firm under caption “Experts”.

Orlando, Florida

January 24, 2022